Exhibit(j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 129 to the Registration Statement on Form N-1A of Fidelity Municipal Trust: Fidelity Minnesota Municipal Income Fund and Fidelity Conservative Income Municipal Bond Fund of our reports dated February 12, 2018; Fidelity Ohio Municipal Income Fund of our report dated February 13, 2018; Fidelity Michigan Municipal Income Fund and Fidelity Pennsylvania Municipal Income Fund of our reports dated February 14, 2018; Fidelity Limited Term Municipal Income Fund of our report dated February 15, 2018; and Fidelity Flex Conservative Income Municipal Bond Fund and Fidelity Flex Municipal Income Fund of our reports dated February 16, 2018, relating to the financial statements and financial highlights included in the December 31, 2017 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP Boston, Massachusetts February 26, 2018